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EXHIBIT 10.2

                           ACKNOWLEDGMENT

TO:  Minera Metalin S.A. de C.V.
     Metalline Mining Company


     Royal Silver Mines, Inc. hereby acknowledges and agrees that it has no right, title or interest, whatsoever, arising out of a Joint Venture Agreement among itself, Minera Metalin SA de C.V. and Metalline Mining Company and/or any mining concession subject to that agreement.

     Royal Silver Mines, Inc. further acknowledges it has no right to enter into any other joint venture agreement with Metalline Mining and/or Minera Metalin, or to obtain any right, title or interest in any mining concessions located in Coahuila, Mexico, arising out of an Agreement among Royal Silver Mines, Inc., Metalline Mining Company and Dakota Mining Company or by virtue of any other agreement.

     Royal Silver Mines further acknowledges and agrees that any right, title or interest, whatsoever, that Grand Central Silver Mines, Inc. may have had in any joint venture involving Minera Metalin and/or Metalline Mining Company and/or Royal Silver Mines, together with any right, title or interest Grand Central Silver Mines may have had in any mining properties and/or mining concessions located in Coahuila, Mexico, arising out of or by virtue of any Joint Venture Agreement has been wholly terminated and extinguished.

                                   ROYAL SILVER MINES, INC.


                                   By:  /s/ Howard Crosby,
                                        Its President


DATED:____________________